UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 15, 2006

Date of Report (Date of earliest event reported)
Salton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 W. Field Court, Lake Forest, Illinois 60045

(Address of principal executive offices)                 (Zip Code)
(847) 803-4600

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Press Release
Amendment

Item 1.01 Entry into a Material Definitive Agreement.
     On December 15, 2006, Salton, Inc. announced that it has extended its previously announced exclusivity agreement with Harbinger Capital Partners Master Fund I, Ltd. (Harbinger). The extended agreement provides that Salton will not on or prior to January 2, 2007 solicit or, subject to certain exceptions, otherwise negotiate any acquisition proposal involving Salton with any person other than Harbinger. Salton and Harbinger are currently in discussions with respect to a possible combination of Salton and Applica Incorporated, which is a party to a definitive agreement to be acquired by certain affiliates of Harbinger.
     A copy of the press release issued by Salton is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The foregoing description of the amendment to exclusivity agreement is qualified in its entirety by reference to the actual terms of the agreement, a copy of was previously filed on Salton’s Current Report on Form 8-K dated November 15, 2006, and the amendment to the exclusivity agreement, which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release issued by Salton, Inc. on December 15, 2006.

99.2	Amendment, dated as of December 15, 2006, by and among Salton, Inc. and Harbinger Capital Partners Master Fund I, Ltd.
SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 15, 2006

SALTON, INC.
/s/ WILLIAM LUTZ
William Lutz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release issued by Salton, Inc. on December 15, 2006.

99.2	Amendment, dated as of December 15, 2006, by and among Salton, Inc. and Harbinger Capital Partners Master Fund I, Ltd.